UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2006

0-15898

(Commission File Number)

CASUAL MALE RETAIL GROUP, INC.

Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 30, 2006, Casual Male Retail Group, Inc. (the “Company”) entered into a sale-leaseback transaction with Spirit Finance Corporation (“Spirit”). In connection with the transaction, the Company entered into (i) a Contribution Agreement with Spirit and Spirit SPE Canton, LLC, a wholly- owned subsidiary of the Company (“SPE”), and (ii) a Membership Interest Purchase Agreement with Spirit. Pursuant to these agreements, the transaction was structured whereby the Company contributed, for nominal consideration, to SPE, all of the Company’s rights, title and interest in its headquarters and distribution center property and then immediately sold its interest in SPE to Spirit for $57.0 million. The property consists of a 725,835 gross square foot building located on approximately 27.3 acres in Canton, MA. The transaction funded and closed on February 1, 2006.

At the closing, the Company entered into a Lease Agreement with SPE (the “Lease Agreement”) whereby the Company agreed to lease the property back for an annual rent of $4.56 million, payable monthly and in advance. The initial period of the Lease Agreement is for 20 years and will expire January 31, 2026 unless an option period is exercised. At that time, the Company will have the opportunity to extend the Lease Agreement for six additional successive periods of five years. In addition, on February 1, 2011, the fifth anniversary of the Lease Agreement, and for every fifth anniversary thereafter, the base rent will be subject to a rent increase not to exceed the lesser of 7% or a percentage based on changes in the Consumer Price Index.

On January 31, 2006, the Company amended its credit facility with Bank of America Retail Group, Inc. by executing the Third Amendment to the Fourth Amended and Restated Loan and Security Agreement (the “Third Amendment”), which amended the Fourth Amended and Restated Loan and Security Agreement dated October 29, 2004, as amended by the First Amendment to the Fourth Amended and Restated Loan and Security Agreement dated March 16, 2005, and the Second Amendment to the Fourth Amended and Restated Loan and Security Agreement dated December 15, 2005 (as amended, the “Credit Facility”).

The Third Amendment amended the Credit Facility to (i) permit the Company to enter into the sale/leaseback transaction described above, (ii) permit the Company to prepay its Tranche B Loan without penalty or premium and (iii) permit the Company to prepay its Convertible Notes so long as the Company’s Excess Availability, as defined in the Credit Facility, remains greater than $30 million immediately after such prepayment and is expected to remain above $30 million for the succeeding six months.

A copy of the Contribution Agreement, Membership Interest Purchase Agreement, Lease Agreement and Third Amendment are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, respectively, and are incorporated herein by reference.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Contribution Agreement dated January 30, 2006 by and among the Company, Spirit SPE Canton, LLC and Spirit Finance Acquisitions, LLC

10.2	Membership Interest Purchase Agreement dated January 30, 2006 by and between the Company and Spirit Finance Acquisitions, LLC

10.3	Lease Agreement dated February 1, 2006 by and between the Company and Spirit SPE Canton, LLC

10.4	Third Amendment to the Fourth Amended and Restated Loan and Security Agreement dated January 31, 2006, by and among Fleet Retail Group, LLC (d/b/a Bank of America Retail Group, Inc.) and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

By:	/S/ DENNIS R. HERNREICH
Name:	Dennis R. Hernreich
Title:	Executive Vice President and Chief Financial Officer

Date: February 3, 2006